UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 3)

FOR REGISTRATION OF CERTAIN SECURITIES

Pursuant to Section 12(b) or 12(g) of

the Securities Exchange Act of 1934

EQUIFAX INC.

(Exact name of registrant as specified in its charter)

Georgia	001-06605	58-040110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W.

Atlanta, Georgia 30309

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered:
Common Stock Purchase Rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: ___________ (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.         Description of Registrant’s Securities to be Registered.

Item 1 of the Registration Statement on Form 8-A/A (Amendment No. 2) filed by Equifax Inc. (the “Company”) with the Securities and Exchange Commission on October 18, 2005 is incorporated herein by reference and is hereby amended and supplemented by adding the following:

On February 19, 2015, the Board of Directors of the Company approved and the Company and American Stock Transfer & Trust Company, LLC, as successor Rights Agent to SunTrust Bank, entered into an amendment dated as of February 19, 2015 (the “Amendment”) to that certain Amended and Restated Rights Agreement dated as of October 14, 2005 (the “Rights Agreement”), between the Company and SunTrust Bank, as Rights Agent, relating to the Company’s common stock purchase rights (the “Rights”).

The Amendment accelerated the expiration date of the Rights issued pursuant to the Rights Agreement to February 19, 2015.  Accordingly, on February 19, 2015, the Rights issued under the Rights Agreement expired and were no longer outstanding and the Rights Agreement terminated as of that date.

*          *          *          *

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 20, 2015, and to the Amended and Restated Rights Agreement, a copy of which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 18, 2005, each of which is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit 4.1	Amended and Restated Rights Agreement between Equifax Inc. and SunTrust Bank, as Rights Agent, including the form of Right Certificate as Exhibit A thereto and the form of Summary of Rights to Purchase Common Shares as Exhibit B thereto (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 18, 2005).

Exhibit 4.2	Amendment to Rights Agreement dated as of February 19, 2015, between Equifax Inc. and American Stock Transfer & Trust Company, LLC, as successor Rights Agent to SunTrust Bank (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 20, 2015).

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EQUIFAX INC.

Date: February 20, 2015	By:	/s/ John J. Kelley III
		Name:	John J. Kelley III
		Title:	Corporate Vice President and
Chief Legal Officer

3

EQUIFAX INC.

Exhibit Index to Amendment No. 3 to

Registration Statement on Form 8-A/A

Exhibit Number

Exhibit 4.1	Amended and Restated Rights Agreement between Equifax Inc. and SunTrust Bank, as Rights Agent, including the form of Right Certificate as Exhibit A thereto and the form of Summary of Rights to Purchase Common Shares as Exhibit B thereto (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 18, 2005).

Exhibit 4.2	Amendment to Rights Agreement dated as of February 19, 2015, between Equifax Inc. and American Stock Transfer & Trust Company, LLC, as successor Rights Agent to SunTrust Bank (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 20, 2015).

4